SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):   June 1, 1998


                                U.S. ENERGY CORP.
--------------------------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter)

       Wyoming                    0-6814                       83-0205516
       -------                    ------                       ----------
   (State or other              (Commission                 (I.R.S. Employer
   jurisdiction of               File No.)                 Identification No.)
   incorporation)


Glen L. Larsen Building
877 North 8th West
Riverton, WY                                                    82501
--------------------------------------------               -----------------
(Address of Principal Executive Offices)                      (Zip Code)


       Registrant's telephone number, including area code: (307) 856-9271


                                 Not Applicable
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)




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ITEM 5.   OTHER EVENTS

        As of June 1, 1998 the registrant, Crested Corp. (a majority-owned subsidiary of the registrant), and Sheep Mountain Partners ("SMP", a partnership between the registrant and Crested, and Nukem, Inc. and Cycle Resource Investment Corporation ("CRIC")), entered into a partial settlement with Nukem, Inc. and CRIC of some of the claims involved in the Sheep Mountain Partners Arbitration/Litigation. This arbitration/litigation has been previously reported over many years by the registrant in its 1934 Act filings. Under the partial settlement, USECC (a joint venture between the registrant and Crested Corp.) received (i) from SMP an assignment of all of the mining claims and equipment which had been held by SMP (USECC remains responsible for the reclamation liabilities associated with the claims as had always been the case when the properties were in SMP); (ii) from a bank escrow account, $484,361 which represented USECC's share of profits earned on certain prior deliveries of uranium under SMP's uranium supply contracts with utilities; (iii) from Nukem and CRIC $4,540,000 to settle all claims by USECC against Nukem, CRIC and SMP, except certain claims which remain on appeal with the 10th Circuit Federal Court of Appeals; (iv) from SMP, a contract to sell 1,076,842 pounds of uranium oxide to a utility; and (v) from SMP, a contract to purchase 600,000 pounds of uranium oxide from another producer in North American (200,000 pounds annually through 2000). In connection with the partial settlement, the parties agreed to the dismissal with prejudice of the Colorado State Court Proceeding (and a Wyoming State Court proceeding), and all claims in the Federal Proceeding, except for the issues pending before the Federal 10th Circuit Court of Appeals. The 10th CCA will decide the limited issues which have not been settled, including the right of SMP to all of the CIS uranium contracts. The cash settlement portion under (iii) above is in addition to the $4,367,000 received by USECC in November 1996 out of the SMP escrowed funds.



                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            U. S. ENERGY CORP.


Dated: July 9, 1998                         By:   /s/   Max T.  Evans
                                                 ------------------------------
                                                 MAX T.  EVANS,  Secretary



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